Exhibit 99.1
RCN Reports Second Quarter 2009 Results
Record Free Cash Flow of $10 Million Generated in Quarter; $18 Million YTD
Revenue of $192 Million, EBITDA of $56 Million, up 4% and 18% Y-o-Y, Respectively
EBITDA Margin Expands by over 300 Basis Points Y-o-Y to 29%
Herndon, VA, August 4, 2009 — RCN Corporation (NASDAQ: RCNI), a leading provider of all-digital and high-definition video, high-speed internet, and premium voice services to residential and small-medium business customers, as well as high-capacity data transport services to carrier and large enterprise customers, today announced its second quarter 2009 results.
“With a solid first six months of 2009 behind us, we remain committed to strengthening our competitive advantages and optimizing our businesses to generate free cash flow,” stated Peter D. Aquino, President and Chief Executive Officer. “Our second quarter results demonstrate continued growth and margin expansion despite the impacts of normal seasonality and the broader economic downturn. Our business units continue to compete effectively, demonstrated by solid revenue and EBITDA growth in both our Resi/SMB and RCN Metro segments, which combined with reduced capital spending generated growth in free cash flow. In addition, we recently launched Project Analog CrushSM in our Lehigh Valley market, capturing the benefit of the FCC’s extension of our set-top box waiver, and announced plans to roll out DOCSIS 3.0.”
Second Quarter Review
Following are highlights of second quarter 2009 results for consolidated RCN and for the company’s two reporting segments: Residential/Small-Medium Business, comprised of the RCN and RCN Business Services business units; and RCN Metro Optical Networks.
Consolidated Results
•	Revenue. Total revenue of $192 million increased 4% from $184 million in the second quarter of 2008 and increased 2% from $189 million in the first quarter of 2009.
•
EBITDA. EBITDA of $56 million increased 18% from $47 million in the second quarter of 2008 and increased 6% from $52 million in the first quarter of 2009. EBITDA margin of 29% increased by over 300 basis points from the second quarter of 2008 and by over 100 basis points from the first quarter of 2009. EBITDA is a non-GAAP financial measure — see “Non-GAAP Measures” below.

•	Capital Expenditures. Capital expenditures were $25 million compared to $32 million in the second quarter of 2008 and $26 million in the first quarter of 2009.
•
Free Cash Flow. Free cash flow was $10 million compared to negative $300 thousand in the second quarter of 2008 and $8 million in the first quarter of 2009. Free cash flow is a non-GAAP financial measure — see “Non-GAAP Measures” below.

•
Share Repurchases. RCN repurchased approximately 755,000 shares of common stock during the second quarter at an average price of $5.13, or an aggregate value of $3.9 million. To date, RCN has repurchased nearly 2.4 million shares under its $25 million repurchase authorization, for an aggregate value of approximately $16 million, leaving approximately $9 million remaining under the program.

Residential/Small-Medium Business Segment
•
Revenue. Residential/Small-Medium Business revenue of $145 million increased 2% from $142 million in the second quarter of 2008 and increased 1% from $144 million in the first quarter of 2009. Year-over-year revenue growth was driven by the addition of approximately 6,000 new customers and 2,000 revenue generating units (“RGUs”) as well as the implementation of customer rate increases to offset programming cost increases. Average revenue per customer (“ARPC”) was $111 compared to $110 last year and last quarter.

•
EBITDA. Residential/Small-Medium Business EBITDA of $40 million increased 13% from $35 million in the second quarter of 2008, and 6% from $38 million in the first quarter of 2009. EBITDA margin of 28% grew by over 200 basis points from the second quarter of 2008 and over 100 basis points from the first quarter of 2009, as a result of continued margin expansion initiatives.

•
Capital Expenditures. Residential/Small-Medium Business capital expenditures were $16 million, down from $25 million in the second quarter of 2008 and $19 million in the first quarter of 2009, as a result of the completion of Project Analog CrushSM.

•
Customers, RGUs and Digital Penetration. Compared to the second quarter of 2008, Residential/Small-Medium Business customers increased to approximately 430,000 and total revenue generating units increased to approximately 911,000, as continued growth in video and data RGU’s was partially offset by a reduction in voice RGU’s, consistent with trends for highly-penetrated landline voice providers. Bundle rate decreased slightly to 67%, and digital video penetration rate remained flat at 91% of video customers, with metro markets maintaining 100% digital penetration through the completion of Project Analog CrushSM.

RCN Metro Optical Networks Segment
•
Revenue. RCN Metro revenue of $47 million increased 11% from $42 million in the second quarter of 2008, and 4% from $46 million in the first quarter of 2009, driven primarily by continued strength in transport services as well as growth in colocation services.

•
EBITDA. RCN Metro EBITDA of $16 million increased 33% from $12 million in the second quarter of 2008 and 8% from $14 million in the first quarter of 2009. EBITDA margin of 33% grew by over 500 basis points from the second quarter of 2008 and over 100 basis points from the first quarter of 2009. EBITDA and EBITDA margin increased primarily as a result of revenue growth and continued realization of synergies.

•	Capital Expenditures. RCN Metro capital expenditures were $9 million compared to $7 million in the second quarter of 2008 and $8 million in the first quarter of 2009.
Reported Results
Revenue increased to $192 million in the second quarter of 2009, compared to $184 million in the second quarter of 2008 and $189 million in the first quarter of 2009. Net loss was $9 million in the second quarter of 2009, compared to $17 million in the second quarter of 2008 and $10 million in the first quarter of 2009.
Michael T. Sicoli, Chief Financial Officer of RCN, stated, “RCN’s consistent execution, combined with our resilient business model, balanced geographic and customer segment portfolio, and proactive cost control drove increased profitability and free cash flow in the second quarter, giving us greater flexibility in the current economic environment. For 2009, we remain focused on delivering solid free cash flow through continued revenue and EBITDA growth combined with a capital expenditure program of approximately $125 million, a slight increase from our prior target of approximately $120 million as we accelerate Analog Crush in Lehigh Valley to make use of our set top box waiver extension.”
Non-GAAP Measures
In addition to the results presented in accordance with Generally Accepted Accounting Principles (“GAAP”) throughout this press release, RCN has presented non-GAAP financial measures, such as EBITDA, EBITDA Margin, Free Cash Flow and ARPC. RCN believes that these non-GAAP measures, viewed in addition to and not in lieu of its reported GAAP results, provide useful information to investors because they are an integral part of RCN’s internal evaluation of operating performance. In addition, they are measures that RCN uses to evaluate management’s effectiveness. Reconciliations to comparable GAAP measures as well as definitions begin on page 8. RCN’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Second Quarter Conference Call
Management will conduct a conference call to discuss second quarter 2009 results today at 08:30 AM Eastern time. Please be sure to dial into the call 10 to 15 minutes before start time. The dial in number for the call is (877) 866-5534, conference ID: 17961262. The call is also being webcast with an accompanying slide presentation, which can be accessed at http://investor.rcn.com/events.cfm.
A replay of this conference call will be available from 9:30 AM today until 11:59 PM Eastern time on August 11. The dial in number for the replay is 706-645-9291; the conference ID is the same as above. The webcast and slides will also be archived on RCN’s website.
About RCN Corporation
RCN Corporation (NasdaqGS:RCNI — News), http://www.rcn.com, is a competitive broadband services provider delivering all-digital and high-definition video, high-speed internet and premium voice services to residential and small-medium business customers under the brand names of RCN and RCN Business Services, respectively. In addition, through its RCN Metro Optical Networks business unit, RCN delivers fiber-based high-capacity data transport services to large commercial customers, primarily large enterprises and carriers, targeting the metropolitan central business districts in the company’s geographic markets. RCN’s primary service areas include Washington, D.C., Philadelphia, Lehigh Valley (PA), New York City, Boston and Chicago. (RCNI-Q)
RCN Forward-Looking Statements
This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.
Contacts:	Richard Ramlall, SVP Strategic and External Affairs, RCN, 703-434-8430 Carolyn Capaccio, Lippert/Heilshorn & Associates, 212-838-3777
(Tables follow)

RCN CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions)

	For the three months ended
	June 30, 2009	June 30, 2008

Revenues	$192.3	$184.4
Costs and expenses:
Direct expenses	69.3	68.1
Selling, general and administrative (including stock-based compensation expense)	69.6	73.5
Exit costs and restructuring charges	—	0.8
Depreciation and amortization	50.9	47.1

Operating income (loss)	$2.5	$(5.1)

Investment income	0.1	1.0
Interest expense	(11.0)	(12.5)
Other expense, net	(0.2)	—

Loss before income taxes	$(8.6)	$(16.7)
Income tax expense	0.8	—

Net loss	$(9.4)	$(16.7)

RCN CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in millions)

	June 30, 2009	December 31, 2008
ASSETS

Current Assets:
Cash and cash equivalents	$21.8	$10.8 *
Short-term investments	53.1	52.9 *
Accounts receivable, net of allowance for doubtful accounts	73.1	72.3
Prepayments and other current assets	17.0	11.4

Total current assets	165.0	147.4

Property, plant and equipment, net of accumulated depreciation	672.9	718.0
Goodwill	15.5	15.5
Intangible assets, net of accumulated amortization	109.1	112.3
Long-term restricted investments	11.7	15.4
Deferred charges and other assets	15.8	16.8

Total assets	$989.9	$1,025.5

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses related to trade creditors	$68.8	$73.0
Accrued expenses and other liabilities	75.8	82.5
Current portion of long-term debt and capital lease obligations	7.4	7.4

Total current liabilities	151.9	162.9

Long-term debt and capital lease obligations, net of current maturities	731.6	735.3
Other long-term liabilities	93.3	110.9

Total liabilities	976.8	1,009.1

Commitments and contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share	0.4	0.4
Additional paid-in-capital	450.6	451.2
Treasury stock	(6.3)	(5.7)
Accumulated deficit	(393.5)	(374.4)
Accumulated other comprehensive loss	(38.1)	(55.0)

Total stockholders’ equity	13.2	16.4

Total liabilities and stockholders’ equity	$989.9	$1,025.5

*
RCN has changed the classification of short-term securities totaling $30.1 million at December 31, 2008 from cash and cash equivalents to short-term investments to conform to the Company’s policy. While these securities matured during the three months ended March 31, 2009, they had original maturities of greater than three months at the time of purchase.

RCN CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in millions)

	For the six months ended
	June 30, 2009	June 30, 2008
Cash flows from operating activities:
Net loss from continuing operations	$(19.0)	(42.9)

Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash stock-based compensation expense	4.5	8.9
Depreciation and amortization	99.6	99.1
Provision for doubtful accounts	7.9	7.0
Other, net	0.6	1.4
Net change in certain assets and other liabilities	(27.2)	(13.9)

Net cash provided by operating activities	66.3	59.6

Cash flows from investing activities:
Additions to property, plant and equipment	(49.4)	(67.0)
(Increase) decrease in short-term investments	(0.1)	31.9
Proceeds from sales of fixed assets	0.6	0.5
Proceeds from sale of discontinued operations	—	2.5
Decrease in restricted investments	3.7	7.5

Net cash used in investing activities	(45.3)	(24.7)

Cash flows from financing activities:
Payments of long-term debt, including capital leases	(3.7)	(3.6)
Dividend payments	(0.6)	(1.4)
Cost of common shares repurchased	(5.7)	(3.6)
Other, net	—	(0.1)

Net cash used in financing activities	(10.0)	(8.7)

Net increase in cash and cash equivalents	11.0	26.2
Cash and cash equivalents at beginning of the period	10.8	21.8

Cash and cash equivalents at end of the period	$21.8	$48.0

RESIDENTIAL / SMALL-MEDIUM BUSINESS SEGMENT OPERATING RESULTS

	For the three months ended
(dollars in millions)	June 30, 2009	March 31, 2009	June 30, 2008

Video	$78.5	$76.7	$72.5
Data	35.8	36.1	35.8
Voice	27.4	27.3	29.0
Recip Comp/Other	3.5	3.7	4.6

Total Revenue	145.1	143.7	141.9

Direct expenses	52.1	53.5	51.5
Selling, general and administrative (1)	53.1	52.4	55.1

EBITDA	$39.9	$37.8	$35.3
EBITDA Margin	27.5%	26.3%	24.9%

Capital Expenditures	$15.8	$18.7	$25.3

Key Metrics
(customers & RGUs in thousands)

Video RGUs	368	366	363
Data RGUs	307	306	295
Voice RGUs	236	242	250

Total RGUs (Excluding Digital)	911	914	909

Customers	430	429	424
Average Revenue Per Customer	$111	$110	$110
Digital Penetration	91%	91%	75%
RCN METRO OPTICAL NETWORKS SEGMENT OPERATING RESULTS

	For the three months ended
(dollars in millions)	June 30, 2009	March 31, 2009	June 30, 2008

Transport Services	$36.1	$34.9	$32.7
Data and Internet Services	1.1	0.9	0.6
Colocation	2.9	2.9	2.8
Leased Services	5.2	5.0	5.0
Installation and Other	1.9	1.8	1.4

Total Revenue	47.2	45.5	42.5

Direct expenses	17.1	16.8	16.6
Selling, general and administrative (1)	14.5	14.3	14.2

EBITDA	$15.6	$14.5	$11.7
EBITDA Margin	33.0%	31.8%	27.6%

Capital Expenditures	$9.2	$7.6	$6.9

(1)	Excludes stock-based compensation expense.

RCN Corporation
Non-GAAP Reconciliations
(1) EBITDA
EBITDA is defined as net income (loss) plus income tax benefit (expense), other income (expense) net, interest expense, investment income, depreciation and amortization, non-cash stock-based compensation expense and other special items including impairments, exit costs and other charges. EBITDA margin represents EBITDA divided by total revenues. We believe that EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses represent non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. EBITDA is a calculation commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the cable industry. EBITDA, as defined above, may not be similar to EBITDA measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations.

CONSOLIDATED	For the three months ended
(dollars in millions)	June 30, 2009	March 31, 2009	June 30, 2008
Net loss	$(9.4)	$(9.6)	$(16.7)
Income tax expense	0.8	—	—
Other expense (income), net	0.2	(0.2)	—
Interest expense	11.0	11.0	12.5
Investment income	(0.1)	(0.3)	(1.0)
Depreciation and amortization	50.9	48.7	47.1
Non-cash stock-based compensation expense	2.1	2.4	4.3
Exit costs and restructuring charges	—	0.3	0.8

EBITDA	$55.5	$52.3	$47.0
EBITDA Margin	28.9%	27.6%	25.5%

RESIDENTIAL / SMALL-MEDIUM BUSINESS	For the three months ended
(dollars in millions)	June 30, 2009	March 31, 2009	June 30, 2008
Operating loss	$(4.0)	$(4.3)	$(9.8)
Depreciation and amortization	42.3	39.8	41.3
Non cash stock-based compensation expense	1.6	1.8	3.3
Exit costs and restructuring charges	—	0.4	0.8

EBITDA	$39.9	$37.8	$35.3
EBITDA Margin	27.5%	26.3%	24.9%

RCN METRO OPTICAL NETWORKS	For the three months ended
(dollars in millions)	June 30, 2009	March 31, 2009	June 30, 2008
Operating income	$6.5	$5.1	$4.7
Depreciation and amortization	8.5	8.9	5.8
Non cash stock-based compensation expense	0.5	0.6	1.0
Exit costs and restructuring charges	—	(0.1)	0.2

EBITDA	$15.6	$14.5	$11.7
EBITDA Margin	33.0%	31.8%	27.6%

(2) ARPC
Average monthly revenue per customer, or ARPC, is an industry metric that measures revenues, excluding Metro and other residential revenue (consisting of dial-up, reciprocal compensation and web hosting revenue) per period divided by the average number of customers during that period. We believe that ARPC provides useful information concerning the appeal of our service offerings and our rate plans. ARPC as defined above may not be similar to ARPC measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations.

	For the three months ended
($ in millions, except ARPC)	June 30, 2009	March 31, 2009	June 30, 2008
Total Revenues	$192.3	$189.2	$184.4
Less: Metro Revenue	(47.2)	(45.5)	(42.5)
Less: Other Residential Revenue	(1.9)	(2.2)	(2.9)

Customer Revenues	$143.2	$141.5	$139.0
ARPC	$111	$110	$110
(3) Free Cash Flow
Free cash flow is defined as net cash from operating activities, plus net cash from investing activities, activity in short-term investments and restricted investments, minus proceeds from discontinued operations. We believe that free cash flow provides useful information to investors, analysts and our management about the cash generated by our core operations after interest and our ability to fund scheduled debt maturities and other financing activities. Free cash flow, as defined, may not be comparable to free cash flow measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for the information contained in our statements of cash flows.

	For the three months ended
($ in millions)	June 30, 2009	March 31, 2009	June 30, 2008
Net cash provided by operating activities	$36.5	$29.8	$32.2
Net cash (used in) provided by investing activities	(26.8)	(18.4)	5.4
Proceeds from discontinued operations	—	—	(2.5)
Increase (decrease) in short-term investments	0.1	0.1	(34.9)
Change in accrued interest on short-term investments	0.1	(0.1)	(0.1)
Decrease in restricted investments	—	(3.7)	(0.4)

Free Cash Flow	$9.9	$7.7	$(0.3)